As filed with the Securities and Exchange Commission on March 1, 2005

                                                               File No. 811-9098

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 12

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                          AMERICAN BEACON MASTER TRUST

               (Exact Name of Registrant as Specified in Charter)

                           4151 Amon Carter Boulevard
                        Fort Worth, Texas 76155, MD 2450
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (817) 967-3509

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                          WILLIAM F. QUINN, PRESIDENT
                      4151 Amon Carter Boulevard, MD 2450
                            Fort Worth, Texas 76155
                    (Name and Address of Agent for Service)


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

                               EXPLANATORY NOTE


    This  Registration  Statement is being filed by the  Registrant  pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in the Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

    The purpose of this amendment is to update the Registrant's financial statements that were filed with the Securities and Exchange Commission in Amendment No. 11 to its Registration Statement.

                                     PART A


    Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

    Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 52 to the Registration Statement of the American Beacon Funds (formerly, American AAdvantage Funds) ("Beacon Trust") (1940 Act File No. 811-9484, EDGAR Accession No. 0000950134-05-004002, as filed with the Securities and Exchange Commission ("Commission") on March 1, 2005 ("Beacon Trust Registration Statement"). Part A of the Beacon Trust Registration Statement includes a joint prospectus of the PlanAhead Class of the Balanced Fund, Large Cap Value Fund, Small Cap Value Fund, International Equity Fund, Emerging Markets Fund, S&P 500 Index Fund, High Yield Bond Fund, Enhanced Income Fund, Intermediate Bond Fund, Short-Term Bond Fund, Money Market Fund, U.S. Government Money Market Fund, and Municipal Money Market Fund (each a "Fund") (the "Feeder's Part A"). The Balanced Fund, Large Cap Value Fund, Small Cap Value Fund, Emerging Markets Fund, S&P 500 Index Fund, High Yield Bond Fund, Enhanced Income Fund, Intermediate Bond Fund and Short-Term Bond Fund do not invest in a corresponding portfolio of the American Beacon Master Trust (formerly, AMR Investment Services Trust) ("Master Trust"). Accordingly, information relating to these Funds contained in the Feeder's Part A is not incorporated by reference herein.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

    Information on the investment objective, principal investment strategies, and related risks for each separate subtrust or "series" of Master Trust, which includes the International Equity Portfolio, Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio (each, a "Portfolio" and collectively, the "Portfolios") is incorporated herein by reference from the section entitled "About the Funds - Investment Objective, Principal Strategies and Principal Risk Factors" relating to each Portfolio described in the Feeder's Part A. Additional investment techniques, features, and limitations concerning each Portfolio's investment programs are described in Part B of this Registration Statement.

    Information relating to the Portfolios' policies and procedures regarding disclosure of portfolio holdings is available in the Part B of this Registration Statement.

ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

    American Beacon Advisors, Inc. (formerly, AMR Investment Services, Inc.) (the "Manager") provides investment management and administrative services to the Portfolios of the Master Trust. The assets of the International Equity Portfolio are allocated by the Manager among investment sub-advisors designated for that Portfolio. Investment decisions for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio are made directly by the Manager. The Manager and each sub-advisor have discretion to purchase and sell portfolio securities within the respective portion of a Portfolio's assets allocated to them in accordance with that Portfolio's investment objective, policies and restrictions. A description of each Portfolio's sub-advisors and portfolio managers is incorporated herein by reference from the sections entitled "About the Funds - The Manager" and "- The Sub-Advisors" in the Feeder's Part A.

    Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received and accepted the withdrawal request. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

ITEM 6. SHAREHOLDER INFORMATION.

                               PRICING OF SHARES

    The price of each share ("share price") of the International Equity Portfolio is determined as of the close of the New York Stock Exchange (the "Exchange"), generally 4:00 p.m. Eastern time, on each day the Exchange is open for business, which excludes the following business holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The share price of the Money Market and U.S. Government Money Market Portfolios is typically determined as of 5:00 p.m. Eastern time, on each day the Exchange is open for business. The share price of the Municipal Money Market Portfolio is typically determined as of 11:45 a.m. Eastern Time, on each day the Exchange is open for business. On days when the financial markets in which the Money Market, U.S. Government Money Market and Municipal Money Market Portfolios (collectively, Money Market Portfolios") invest close early, the NAV of these Portfolios may be determined as of the earlier close of those markets. In addition to the days the Exchange is closed, the Money Market Portfolios are not open and no NAV is calculated on Columbus Day and Veterans Day. In certain limited circumstances, a Money Market Portfolio, at its discretion, may designate other days as a business day on which it will accept purchases and redemptions. The share price of each investor's interest in the Portfolios will be determined by adding each Portfolio's total assets, subtracting all of its liabilities, and dividing the result by all the investors' beneficial interest in that Portfolio outstanding at such time.

    Securities in the International Equity Portfolio may be fair valued under certain limited circumstances, including but not limited to, when (i) trading for a security is restricted or stopped, (ii) a security's trading market is closed (other than customary closings), or (iii) a security has been de-listed from a national exchange. In addition, the International Equity Portfolio often fair values securities as a result of significant events occurring after the close the foreign markets in which the Portfolio invests.

    Additional information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "About the Funds - Valuation of Shares" in the Feeder's Part A.

                               PURCHASE OF SHARES

    Beneficial interests in the Portfolios will be offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during any Portfolio's existence will it have more than 100 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Beneficial interests are purchased at the next share price calculated after an investment is received and accepted.

    There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Master Trust's custodian by a Federal Reserve Bank).

    Master Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

                              REDEMPTION OF SHARES

    An investor in any Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the applicable Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days, except as extension may be permitted by law.

    The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

               DIVIDENDS, OTHER DISTRIBUTIONS AND TAX CONSEQUENCES

    A Portfolio's net income consists of (1) all dividends, interest (including earned discount, both original issue and market discount), and other income it earns, including any net realized gains on disposition of its assets, less (2) all expenses and amortization of any premium of that Portfolio and net realized losses on disposition of its assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors therein. A Portfolio's net income generally is not distributed to the investors therein, except as determined by the Master Trustees from time to time, but instead is included in the share price of the investors' respective beneficial interests therein.

    Each Portfolio is classified for federal tax purposes as a partnership and thus is not subject to any federal income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the Master Trust's Declaration of Trust and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of that Portfolio's ordinary income and capital gain. The Manager intends to manage each Portfolio's assets, income and distributions in such a way that each investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 19 of Part B.

               FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

    The Board has determined not to adopt a policy on frequent trading for the Money Market Portfolios since these Portfolios are designed as short-term investments to provide daily liquidity. The Board of the International Equity Portfolio has adopted a policy on frequent trading, which includes redemption fees and limitations on exchanges. Information relating to its policy is incorporated herein by reference from the sections entitled "About Your Investment - Redemption Fees," "About Your Investment - Exchange Policies" and "About Your Investment - Market Timing" in the Feeder's Part A.

Item 7.  Distribution Arrangements.

    There are no sales loads or Rule 12b-1 fees charged to investors.

    A description of the features of the master-feeder structure of the Portfolios is incorporated herein by reference from the section entitled "Additional Information - Master-Feeder Structure" in the Feeder's Part A.

                                     PART B

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.
-------  ---------------------------------

         Part A contains information about the investment objective and policies of the International Equity Portfolio, Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio (individually, "Portfolio"; collectively, "Portfolios"), each a subtrust or "series" of the American Beacon Master Trust (formerly, AMR Investment Servicer Trust) ("Master Trust"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that Master Trust may utilize, the types of securities and other instruments in which the Portfolios may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

         Responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to the Beacon Trust Registration Statement. Part B of the Beacon Trust Registration Statement includes the joint statement of additional information ("SAI") for the AMR Class, Institutional Class, PlanAhead Class, and Service Class of the Balanced Fund, Emerging Markets Fund, Enhanced Income Fund, High Yield Bond Fund, Intermediate Bond Fund, International Equity Fund, International Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid-Cap Value Fund, Money Market Fund, Municipal Money Market Fund, S&P 500 Index Fund, Short-Term Bond Fund, Small Cap Index Fund, Small Cap Value Fund, Treasury Inflation Protected Securities Fund and U.S. Government Money Market Fund (each a "Fund") (the "Feeders' Part B"). The Balanced Fund, Emerging Markets Fund, Enhanced Income Fund, High Yield Bond Fund, Intermediate Bond Fund, International Equity Index Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid-Cap Value Fund, S&P 500 Index Fund, Short-Term Bond Fund, Small Cap Index Fund, Small Cap Value Fund and Treasury Inflation Protected Securities Fund do not invest in a corresponding portfolio of the Master Trust. Accordingly, information relating to these Funds contained in the Feeder's Part B is not incorporated by reference herein.

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

   Portfolio History.........................................................B-2
   Description of the Portfolios and Their Investments and Risks.............B-2
   Management of the Portfolios..............................................B-2
   Control Persons and Principal Holders of Securities.......................B-3
   Investment Advisory and Other Services....................................B-4
   Portfolio Managers .......................................................B-5
   Brokerage Allocation and Other Practices..................................B-5
   Capital Stock and Other Securities........................................B-5
   Purchase, Redemption and Pricing of Interests.............................B-6
   Taxation of the Portfolios................................................B-6
   Underwriters..............................................................B-6
   Calculation of Performance Data...........................................B-6
   Financial Statements......................................................B-7

ITEM 10.  PORTFOLIO HISTORY.
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         The  Master  Trust is a  diversified,  open-end  management  investment company that was converted to a Massachusetts business trust on November 1, 2004 pursuant to a Conversion Agreement. The Master Trust originally was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995 ("Predecessor Trust"). Effective March 1, 2005, the Master Trust changed its name from AMR Investment Services Trust to American Beacon Master Trust.

         Under the Declaration of Trust, the Master Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of Master Trust. Beneficial interests in Master Trust are divided into four separate diversified "series," each having a distinct investment objective and distinct investment policies. These series -- the International Equity Portfolio, the Money Market Portfolio, the U.S. Government Money Market Portfolio, and the Municipal Money Market Portfolio commenced operations on November 1, 1995 as series of the Predecessor Trust. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to each Portfolio are charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. Master Trust is empowered to establish, without investor approval, additional series that may have different investment objectives and policies.

ITEM 11.  DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.
--------  --------------------------------------------------------------

         Part A contains basic information about the investment objective, policies and limitations of each Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of each Portfolio.

         Information  on  the  investment  strategies,  policies  and  temporary defensive positions of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' portfolio turnover, is incorporated herein by reference from the sections entitled "Non-Principal Investment Strategies and Risks," "Investment Restrictions," "Temporary Defensive Position," "Portfolio Turnover," and "Other Information" in the Feeder's Part B.

         Information on the Master Trust's policy on disclosure of portfolio holdings is incorporated herein by reference from the section "Disclosure of Portfolio Holdings" from the Feeder's Part B.

ITEM 12.  MANAGEMENT OF THE PORTFOLIOS.
--------  -----------------------------

         The Master Trustees provide broad supervision over Master Trust's affairs. The Manager is responsible for the management of Master Trust assets, and Master Trust's officers are responsible for the Master Trust's operations. Information about the Trustees and officers of Master Trust, including compensation and potential conflicts of interest, is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the Master Trust" in the Feeder's Part B.

         The Master Trust has an Audit Committee and a Nominating Committee, each consisting of certain of the Trustees. Information about the functions and memberships of these Committees is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the Master Trust" in the Feeder's Part B.

         As compensation for their service to the Master Trust, the American Beacon Funds, the American Beacon Mileage Funds ("Mileage Trust") and the American Beacon Select Funds ("Select Trust") (collectively, the "American

Trusts"), each Trustee who is not an "interested" person of all of the American Trusts as defined by the 1940 Act ("Independent Trustee") and their spouses receive free air travel from American Airlines, Inc., an affiliate of the Manager. The American Trusts pay American Airlines the flight service charges incurred for these travel arrangements. The American Trusts compensate each Trustee with payments in an amount equal to the Trustees' income tax on the value of this free airline travel. Mr. O'Sullivan, as a retiree of American Airlines, Inc., already receives flight benefits. The American Trusts pay Mr. O'Sullivan an annual retainer of $40,000 plus $1,250 for each Board meeting attended. Trustees also are reimbursed for any expenses incurred in attending Board meetings.

         The Boards of the American Trusts have adopted a retirement policy, the Emeritus Trustee and Retirement Plan ("Plan"). Information about the Plan is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the Master Trust" in the Feeder's Part B.

         Information relating to the dollar range of securities beneficially owned by a Trustee is incorporated herein by reference from the section entitled "Trustees and Officers of the Trust and the Master Trust" in the Feeder's Part B.

         The Master Trust does not charge any sales loads in connection with the purchase of interests in the Portfolios.

         Information on the Manager's, sub-advisors' and Master Trust's Code of Ethics is incorporated herein by reference from the section entitled "Code of Ethics" in the Feeder's Part B.

         Information regarding the sub-advisors' and Master Trust's Proxy Voting Policy and Procedures is incorporated herein by reference from the section entitled "Proxy Voting Policies" in the Feeder's Part B.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------  ----------------------------------------------------

         As of January 31, 2005, the International Equity Portfolio could be deemed to be under the control of its corresponding series of the Beacon Trust, feeder funds that invest all of their investable assets in the Master Trust. As of that date, the following series of the Beacon Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: the American Beacon International Equity Fund owned 96% of the value of the outstanding interests in the International Equity Portfolio, the American Beacon Money Market Fund owned 14% of the value of the outstanding interests in the Money Market Portfolio, the American Beacon U.S. Government Money Market Fund owned 14% of the value of the outstanding interests in the U.S. Government Money Market Portfolio, and the American Beacon Municipal Money Market Fund owned 15% of the value of the outstanding interests in the Municipal Money Market Portfolio.

         As of January 31, 2005, the Municipal Money Market Portfolio could be deemed to be under the control of its corresponding series of the Mileage Trust, feeder funds that invest all of their investable assets in the Master Trust. As of that date, the following series of the Mileage Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: the

American Beacon Money Market Mileage Fund owned 8% of the value of the outstanding interests in the Money Market Portfolio, the American Beacon U.S. Government Money Market Mileage Fund owned 6% of the value of the outstanding interests in the U.S. Government Money Market Portfolio, and the American Beacon Municipal Money Market Mileage Fund owned 85% of the value of the outstanding interests in the Municipal Money Market Portfolio.

         As of January 31, 2005, the Money Market and U.S. Government Money Market Portfolios could be deemed to be under the control of their corresponding series of the Select Trust, feeder funds that invest all of their investable assets in the Master Trust. As of that date, the following series of the Select Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: the American Beacon Money Market Select Fund owned 72% of the value of the outstanding interests in the Money Market Portfolio, and the American Beacon U.S. Government Money Market Select Fund owned 80% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

         In addition, as of January 31, 2005, the American Beacon Global Money Market Fund - $USD, located at Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, owned 7% of the value of the outstanding interests in the Money Market Portfolio.

         In addition, as of January 31, 2005, the American Independence International Multi-Manager Stock Fund, 3435 Stelzer Road, Columbus, Ohio 43219, owned 5% of the value of the outstanding interests in the International Equity Portfolio.

         So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, the Fund may require the Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of the Portfolio's interest holders, the power of the Fund to control such action may depend on the vote of the Fund's shareholders.

         The Beacon Trust, the American Beacon Mileage Trust and the American Beacon Select Trust have informed the Master Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Fund will solicit proxies from its shareholders and will vote its entire interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

         None of the Trustees and officers of the Master Trust owns interest in any Portfolios.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.
--------  ---------------------------------------

         The Manager serves as investment manager and administrator to Master Trust pursuant to a Management Agreement dated October 1, 1995, as amended from time to time, which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for Master Trust.

         As described more fully in Item 5 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for Master

Trust. The Manager allocates the assets of the International Equity Portfolio among sub-advisors designated for that Portfolio. Investment decisions for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio are made directly by the Manager. See Item 5 in Part A.

         Further information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference to the sections entitled "Investment Advisory Agreements," "Management, Administrative and Distribution Services," and "Other Service Providers" in the Feeder's Part B.

ITEM 15.  PORTFOLIO MANAGERS
--------  ------------------

         The Manager and the sub-advisors manage accounts other than the Portfolios. This side-by-side management may present conflicts between the interests of the portfolio manager to manage a Portfolio and the interests of the other accounts. Information relating to other accounts managed, potential conflicts of interest, compensation and ownership of securities is incorporated herein by reference from the section entitled "Portfolio Managers" in the Feeder's Part B.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------  -----------------------------------------

         A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference to the section entitled "Portfolio Securities Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
--------  -----------------------------------

         Each investor in a Portfolio is entitled to a vote in proportion its capital account balance (i.e., to the amount of its investment therein.) Shareholders of any series or class will vote as a series or class where any provison of law or the Declaration of Trust permits or requires as such. Investors do not have cumulative voting rights in the election of Trustees, and investors holding more than 50% of the aggregate beneficial interests in Master Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Master Trust is not required and does not currently intend to hold annual meetings of investors, but it will hold special meetings of investors when a majority of Master Trustees determines to do so or investors holding at least 10% of the interests in the Master Trust request in writing a meeting of investors in Master Trust for the purpose of removing one or more Master Trustees.

         The Master Trust or any series may enter into a merger, reorganization, consolidation, or sell all or substantially all of its assets subject to a majority shareholder vote of any series or class of Master Trust. However, such vote will not be necessary if the Trustees make the determination as noted in the Declaration of Trust. Upon the completion of the distribution of the remaining assets of any series or Master Trust, the Trustees may terminate the series or Master Trust as applicable.

         Master Trust is organized as a business trust under the laws of Massachusetts. Investors in a Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Master Trust. The Declaration of Trust also provides that Master Trust shall maintain appropriate insurance for the protection of each Portfolio, investors, Master Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

         The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or undertaking made or issued by the Master Trustees shall give notice as specified in the Declaration of Trust, which notice indicates that obligations of the Master Trust are not binding upon the Master Trustees individually but only upon the assets and property of the Master Trust. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Upon termination of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution after making provision for payment of all liabilities.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.
--------  -------------------------------------------

         Beneficial interests in the Portfolios will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

         The share price of each Portfolio is computed each business day, as delineated in Item 7 of Part A, on which shares are offered and orders accepted or upon receipt of a redemption request as outlined in Part A.

         It is the policy of the Money Market Portfolio, the U.S. Government Money Market Portfolio and the Municipal Money Market Portfolio to attempt to maintain a constant price per share of $1.00. There can be no assurance that a $1.00 net asset value per share will be maintained. These Portfolios' investment securities are valued based on the amortized cost valuation technique pursuant to Rule 2a-7 under the 1940 Act. This technique involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value. Such market fluctuations are generally in response to changes in interest rates. Use of the amortized cost valuation method requires these Portfolios to purchase instruments having remaining maturities of 397 days or less, to maintain a dollar weighted average portfolio maturity of 90 days or less, and to invest only in securities determined by the Master Trustees to be of high quality with minimal credit risk. Further information on how the Portfolios calculate net asset value is incorporated herein by reference from the section entitled "Net Asset Value" in the Feeder's Part B.

         Information of the Portfolios' policy regarding redemption in kind is incorporated herein by reference from the section entitled "Redemptions in Kind" in the Feeder's Part B.

ITEM 19.  TAXATION OF THE PORTFOLIOS.
--------  ---------------------------

         Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Tax Information - Taxation of the Portfolios" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.
--------  -------------

         Not applicable.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.
--------  ---------------------------------

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
--------  ---------------------

         The audited financial statements for the International Equity Portfolio for the fiscal year ended October 31, 2004, and the report of Ernst & Young LLP, Independent Registered Auditing Firm, with respect to such audited financial statements of the Portfolio appear in the American Beacon Funds' Annual Report to Shareholders for the year ended October 31, 2004, which is incorporated by reference in this Part B.

         The audited financial statements for the Money Market Portfolio, U.S. Government Money Market Portfolio and Municipal Money Market Portfolio for the fiscal year ended December 31, 2004, and the reports of Ernst & Young LLP, Independent Registered Auditing Firm, with respect to such audited financial statements of each Portfolio appear in the American Beacon Money Market Funds' Annual Report to Shareholders for the year ended December 31, 2004, which is incorporated by reference in this Part B.

                                     PART C


ITEM 23.  EXHIBITS
-------   --------

       (a)    Declaration of Trust, dated November 1, 2004 - filed herewith

       (b)    Bylaws -- none

       (c)    Voting trust agreement -- none

       (d)    (1)  (i)     Management  Agreement with AMR  Investment  Services,
                           Inc., dated October 1, 1995.*

                   (ii) Supplement to Fund Management Agreement, dated October 17, 2001. A substantially similar copy of which was filed as Exhibit (d)(i)(L) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (2)  (i)     Investment    Advisory   Agreement   with   Templeton
                           Investment  Counsel,  Inc., dated November 1, 1995. A
                           substantially  similar  copy of  which  was  filed as
                           Exhibit (5)(b)(ii) with the Post-Effective  Amendment
                           No.  23  to   Registration   Statement   of  American
                           AAdvantage  Funds,  File Nos.  33-11387 and 811-4984,
                           EDGAR Accession No. 0000950134-97-009393, as filed with the Commission on December 18, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                   (ii)    Investment   Advisory  Agreement  with  Lazard  Asset
                           Management, dated March 1, 1999. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                   (iii) Investment Advisory Agreement with Causeway Capital Management LLC, dated August 31, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(P) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-509149, as filed with the Commission on March 1, 2002, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                   (iv) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(M) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240,
                           as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (v) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(Q) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (vi) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(AA) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240,
                           as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (vii) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 13, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(BB) with the Post-Effective Amendment No. 46 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-009754, as filed with the Commission on July 1, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (viii) Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated July 31, 2000. A substantially similar copy of which was filed as Exhibit (d)(ii)(O) with the Post-Effective Amendment No. 33 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-008564, as filed with the Commission on October 11, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                   (ix) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit (d)(ii)(Z) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240,
                           as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (x) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated August 27, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(FF) with the Post-Effective Amendment No. 51 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-019344,
                           as filed with the Commission on December 15, 2004, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (xi) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated November 29, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(GG) with the Post-Effective Amendment No. 51 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-019344,
                           as filed with the Commission on December 15, 2004, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (xii) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(XX) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002,
                           as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (xiii) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(WW) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002,
                           as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (xiv) Amendment to Investment Advisory Agreement with Lazard Asset Management LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(SS) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

                   (xv) Amendment to Investment Advisory Agreement with Causeway Capital Management LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit (d)(ii)(YY) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002,
                           as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

       (e)    Distribution Agreement - not applicable

       (f)    Bonus, profit sharing or pension plans -- none

       (g)    (1)  Custodian Agreement with State Street Bank and Trust Company, dated December 1, 1997. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No.
                   0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (2) Amendment to Custodian Agreement with State Street Bank and Trust Company, dated June 1, 2001. A substantially similar copy of which was filed as Exhibit (g)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

       (h)    (1)  Transfer  Agency  Agreement  with State Street Bank and Trust
                   Company, dated January 1, 1998. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (2) Securities Lending Authorization Agreement with State Street Bank and Trust Company, dated January 2, 1998. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (3) Credit Agreement with AMR Investment Services, Inc., dated December 1, 1999. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (4) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company, dated November 29, 1999. A substantially similar copy of which was filed as Exhibit
                   (h)(v) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (5) Amendment to Transfer Agency Agreement with State Street Bank and Trust Company, dated September 24, 2002. A substantially similar copy of which was filed as Exhibit (h)(v) with the

                   Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (6) Securities Lending Agency and Collateral Management Agreement with Brown Brothers Harriman & Co., dated January 3, 2005 - filed herewith

       (i)    Opinion and consent of counsel -- not applicable

       (j)    Consent of Independent Auditors - not applicable

       (k)    Financial statements omitted from prospectus - none

       (l)    Letter of investment intent -- none

       (m)    Plan pursuant to Rule 12b-1 -- none

       (n)    Plan pursuant to Rule 18f-3 - none

       (p)    Codes of Ethics -

              (1) Code of Ethics of Registrant, American AAdvantage Funds, American AAdvantage Mileage Funds and American AAdvantage Select Funds, dated February 1, 2005, is incorporated by reference from and as filed as Exhibit (p)(i) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

              (2) Code of Ethics of AMR Investment Services, Inc., dated February 1, 2005, is incorporated by reference from and as filed as Exhibit (p)(ii) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

              (3) Code of Ethics of Franklin Templeton Investments, dated December 2004, is incorporated by reference from and as filed as Exhibit (p)(xvi) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

              (4) Code of Ethics of The Boston Company Asset Management, LLC, dated January 2005, is incorporated by reference from and as filed as Exhibit (p)(vi) to the Post-Effective Amendment No.

                   52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

              (5) Code of Ethics of Lazard Asset Management, LLC, dated January 2004, is incorporated by reference from and as filed as Exhibit (p)(viii) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

              (6) Code of Ethics of Causeway Capital Management LLC, dated October 25, 2004, is incorporated by reference from and filed as Exhibit (p)(x) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

-----------------
* Incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
-------   -------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.

ITEM 25.  INDEMNIFICATION
-------   ---------------

         Article XI, Section 2 of the Declaration of Trust of the AMR Trust provides that:

       (a)    Subject to the exceptions and  limitations  contained in paragraph
              (b) below:

              (i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee or officer and against amounts paid or incurred by him or her in the settlement thereof;

              (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

       (b)    No  indemnification  shall  be  provided  hereunder  to a  Covered
              Person:

              (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

              (ii)   in the  event  of a  settlement,  unless  there  has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

       (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

       (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Section 2; provided, however, that:

              (i)    such  Covered   Person  shall  have  provided   appropriate
security for such undertaking,

              (ii) the Trust is insured against losses arising out of any such advance payments or

              (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

    According to Article XII, Section 1 of the Declaration of Trust, the Trust is a trust, not a partnership. Trustees are not liable personally to any person extending credit to, contracting with or having any claim against the Trust, a particular Portfolio or the Trustees. A Trustee, however, is not protected from liability due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

    Article XII, Section 2 provides that, subject to the provisions of Section 1 of Article XII and to Article XI, the Trustees are not liable for errors of judgment or mistakes of fact or law, or for any act or omission in accordance with advice of counsel or other experts or for failing to follow such advice.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER AND INVESTMENT
-------   ------------------------------------------------------------------
          SUB-ADVISORS
          ------------

    Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager and each principal of a Sub-Advisor is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from
Item 26 in Part C of the Post-Effective Amendment No. 52 to the Registration Statement on Form N-1A of American AAdvantage Funds (1940 Act File No. 811-4984, EDGAR Accession No. 0000950134-05-004002), as filed with the Commission on March 1, 2005.

ITEM 27.  PRINCIPAL UNDERWRITER
-------   ---------------------

    Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS
-------   --------------------------------

    The books and other documents required by Section 31(a) under the Investment Company Act of 1940 are maintained in the physical possession of the AMR Trust's
1) custodian at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110; 2) Manager at AMR Investment Services, Inc., 4151 Amon Carter Blvd., MD 2450, Fort Worth, Texas 76155; or 3) transfer agent at Boston Financial Data Services, 330 West 9th St., Kansas City, Missouri 64105.

ITEM 29.  MANAGEMENT SERVICES
-------   -------------------

    Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 30.  UNDERTAKINGS
-------   ------------

    None.

                                   SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 12 to its
Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on March 1, 2005.

                          AMERICAN BEACON MASTER TRUST


                          By:   /s/ William F. Quinn
                                ----------------------------------------
                                William F. Quinn
                                President

                         AMR INVESTMENT SERVICES TRUST
                      REGISTRATION STATEMENT ON FORM N-1A

                               INDEX TO EXHIBITS

Exhibit
Number        Description                                             Page
------        -----------                                             -----

a             Declaration of Trust, dated November 1, 2004 - filed herewith

b             Bylaws -- none

c             Voting trust agreement -- none

d     (1)     (i)     Management Agreement with AMR Investment  Services,  Inc., dated October 1, 1995.**

              (ii) Supplement to Fund Management Agreement, dated October 17, 2001. A substantially similar copy of which was filed as Exhibit (d)(i)(L) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (2)     (i)     Investment  Advisory  Agreement with Templeton  Investment
                      Counsel,  Inc.,  dated  November 1, 1995. A  substantially similar copy of which was filed as Exhibit (5)(b)(ii) with
                      the  Post-Effective   Amendment  No.  23  to  Registration
                      Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-97-009393, as
                      filed with the Commission on December 18, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

              (ii) Investment Advisory Agreement with Lazard Asset Management, dated March 1, 1999. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as
                      filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

              (iii) Investment Advisory Agreement with Causeway Capital Management LLC, dated August 31, 2001. A substantially similar copy of which was filed as Exhibit (d)(ii)(P) with the Post-Effective Amendment No. 38 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-509149, as
                      filed with the Commission on March 1, 2002, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

              (iv) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2001. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(M) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (v) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(Q) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (vi) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(AA) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (vii) Amendment to Investment Advisory Agreement with Lazard Asset Management, LLC, dated January 13, 2003. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(BB) with the Post-Effective Amendment No. 46 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-009754, as filed with the Commission on July 1, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (viii)  Investment  Advisory  Agreement  with The  Boston  Company
                      Asset Management, LLC, dated July 31, 2000. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(O) with the Post-Effective Amendment No. 33 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-008564, as filed with the Commission on October 11, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

              (ix) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated January 1, 2003. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(Z) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (x) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated August 27, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(FF) with the Post-Effective Amendment No. 51 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-019344, as filed with the Commission on December 15, 2004, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (xi) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated November 29, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(GG) with the Post-Effective Amendment No. 51 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-04-019344, as filed with the Commission on December 15, 2004, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (xii) Amendment to Investment Advisory Agreement with The Boston Company Asset Management, LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(XX) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No.

                      0000950134-05-004002, as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (xiii) Amendment to Investment Advisory Agreement with Templeton Investment Counsel, LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(WW) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (xiv) Amendment to Investment Advisory Agreement with Lazard Asset Management LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(SS) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

              (xv) Amendment to Investment Advisory Agreement with Causeway Capital Management LLC, dated February 9, 2004. A substantially similar copy of which was filed as Exhibit
                      (d)(ii)(YY) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

e             Distribution Agreement - not applicable

f             Bonus, profit sharing or pension plans - none

g     (1)     Custodian  Agreement  with State  Street  Bank and Trust  Company, dated December 1, 1997. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 24 to
              Registration  Statement of American  AAdvantage  Funds,  File Nos.
              33-11387 and 811-4984,  EDGAR Accession No.  0000950134-98-001610,
              as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (2) Amendment to Custodian Agreement with State Street Bank and Trust Company, dated June 1, 2001. A substantially similar copy of which was filed as Exhibit (g)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage Funds, File

              Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

h     (1)     Transfer  Agency  Agreement  with  State  Street  Bank  and  Trust
              Company,  dated January 1, 1998. A  substantially  similar copy of which was filed as Exhibit 9(a) with the Post-Effective  Amendment
              No. 24 to  Registration  Statement of American  AAdvantage  Funds,
              File   Nos.   33-11387   and   811-4984,   EDGAR   Accession   No.
              0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (2) Securities Lending Authorization Agreement with State Street Bank and Trust Company, dated January 2, 1998. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 24 to Registration Statement of American AAdvantage Funds File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-001610, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (3) Credit Agreement with AMR Investment Services, Inc., dated December 1, 1999. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328,
              as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (4) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company, dated November 29, 1999. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 28 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011328, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (5) Amendment to Transfer Agency Agreement with State Street Bank and Trust Company, dated September 24, 2002. A substantially similar copy of which was filed as Exhibit (h)(v) with the Post-Effective Amendment No. 42 to Registration Statement of American AAdvantage

              Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-03-003240, as filed with the Commission on February 28, 2003, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

      (6) Securities Lending Agency and Collateral Management Agreement with Brown Brothers Harriman & Co., dated January 3, 2005 - filed herewith

i             Opinion and consent of counsel -- not applicable             N.A.

j             Consent of Independent Auditors - not applicable             N.A.

k             Financial statements omitted from prospectus - none          N.A.

l             Letter of investment intent - none                           N.A.

m             Plan pursuant to Rule 12b-1 - none                           N.A.

n             Plan pursuant to Rule 18f-3 - none                           N.A.

p     (1)     Code of Ethics of Registrant,  American AAdvantage Funds, American
              AAdvantage Mileage Funds and American AAdvantage Select Funds, dated February 1, 2005, is incorporated by reference from and as filed as Exhibit (p)(i) to the Post-Effective Amendment No. 52 to
              Registration  Statement of American  AAdvantage  Funds,  File Nos.
              33-11387 and 811-4984,  EDGAR Accession No.  0000950134-05-004002,
              as filed with the Commission on March 1, 2005.

      (2) Code of Ethics of AMR Investment Services, Inc., dated February 1, 2005, is incorporated by reference from and as filed as Exhibit
              (p)(ii) to the  Post-Effective  Amendment  No. 52 to  Registration
              Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

      (3) Code of Ethics of Franklin Templeton Investments, dated December 2004, is incorporated by reference from and as filed as Exhibit
              (p)(xvi) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

      (4) Code of Ethics of The Boston Company Asset Management, LLC, dated January 2005, is incorporated by reference from and as filed as Exhibit (p)(vi) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002,
              as filed with the Commission on March 1, 2005.

      (5) Code of Ethics of Lazard Asset Management, LLC, dated January 2004, is incorporated by reference from and as filed as Exhibit
              (p)(viii) to the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

      (6) Code of Ethics of Causeway Capital Management LLC, dated October 25, 2004, is incorporated by reference from and filed as Exhibit

              (p)(x) with the Post-Effective Amendment No. 52 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-05-004002, as filed with the Commission on March 1, 2005.

--------------
* Incorporated by reference to the Post-Effective Amendment No.1 to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.